ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

     This ASSIGNMENT, ASSUMPTION AND Amendment AGREEMENT, dated as of July 1, 2015 (this “Agreement”), is entered into among INTL FCStone Partners L.P. (formerly known as G.X. CLARKE & CO.) (the “Original Customer”), INTL FCStone Financial Inc. (formerly known as INTL FCStone Securities Inc.) (the “New Customer”) and JPMorgan Chase Bank, N.A. (“JPMCB” and, together with the Original Customer and the New Customer, the “Parties”).
WHEREAS, the Original Customer and JPMCB have entered into (a) that certain Amended and Restated Secured Clearance Advance Facility Agreement, dated as of January 2, 2015 (the “SCAF Agreement”; capitalized terms used but not otherwise defined in this Agreement having the meanings set forth in the SCAF Agreement) and (b) that certain Clearance Agreement, dated as of August 9, 1999 (as amended by that certain Amendment to Clearance Agreement, dated as of June 18, 2014, and that certain Second Amendment to Clearance Agreement, dated as of January 2, 2015, the “Clearance Agreement” and, together with the SCAF Agreement (as amended hereby) and the other Clearance Credit Documents (other than the Parent Guarantee (as defined below)), the “Assumed Agreements”),
WHEREAS, pursuant to that certain Parent Guarantee Agreement, dated as of January 2, 2015 (the “Parent Guarantee”), made by INTL FCStone Inc. (“Parent” or the “Guarantor”) in favor of JPMCB in connection with the SCAF Agreement, the Guarantor unconditionally and irrevocably guaranteed to JPMCB the prompt and complete payment and performance by the Original Customer when due (whether at stated maturity, by acceleration or otherwise) of the Original Customer’s payment obligations (including in respect of fees and expenses) arising under the SCAF Agreement or any other Clearance Credit Document,
WHEREAS, in accordance with that certain plan of reorganization, adopted by the board of directors of Parent on April 27, 2015, each of the Original Customer, FCStone LLC and FCC Investments, Inc. intend to merge with and into the New Customer with the New Customer surviving as a wholly-owned subsidiary of Parent (collectively, the “Merger Transactions”),
WHEREAS, in connection with the Merger Transactions, the Original Customer wishes to assign to the New Customer, and the New Customer wishes to assume from the Original Customer, all of the Original Customer’s rights and obligations under the Assumed Agreements,
WHEREAS, the terms of the Assumed Agreements prohibit the Original Customer from assigning its rights and obligations under the Assumed Agreements (the “Restriction”),
WHEREAS, JPMCB and the Original Customer desire to waive the Restriction and to allow the Original Customer to assign its rights and obligations under the Assumed Agreements to the New Customer on the terms and conditions contained herein, and
WHEREAS, in connection with the foregoing assignment, the New Customer and JPMCB desire to amend certain terms of the SCAF Agreement as set forth in Section 5 below and to terminate the Parent Guarantee,
ACCORDINGLY, in consideration of the foregoing and the mutual agreements herein contained, the Parties hereby agree as follows:
Section 1. Assignment of Assumed Agreements. The Original Customer hereby assigns, transfers, conveys and delivers to the New Customer all of the Original Customer’s right, title and interest in, to and under, and obligations under, each of the Assumed Agreements.

Section 2. Assumption of Liabilities. The New Customer hereby accepts the foregoing assignment of all of the Original Customer’s right, title and interest in, to and under each of the Assumed Agreements and assumes the due and punctual payment of the Obligations under the SCAF Agreement (as amended hereby) and all Obligations (as defined in the Clearance Agreement) under the Clearance Agreement, and the due and punctual performance and observation of all of the covenants and other agreements in the Assumed Agreements to be performed or observed by the Original Customer Assignor pursuant thereto.

Section 3. Waiver; Consent. Effective as of the Agreement Effective Date (as defined below), JPMCB hereby waives the Restriction with respect to the assignment of the Assumed Agreements by the Original Customer and consents to the foregoing assignment to the New Customer and to the other matters expressly set forth herein, all in accordance with the terms and conditions contained herein.

Section 4. Parent Guarantee. Effective as of the Agreement Effective Date, the Parent Guarantee shall be terminated and have no further force and effect and the obligations of the Guarantor under the Parent Guarantee shall be unconditionally released and discharged.

Section 5. Amendment to the SCAF Agreements. Effective as of the Agreement Effective Date, the SCAF Agreement shall be amended as follows:

(a)All references to the “Customer” shall be deemed to be to the New Customer.

(b)The definitions of “FOGS Report”, “Liquid Capital”, “Parent Guarantee”, “Parent Guarantee Agreement” and “Total Haircuts” contained in Section 1 (Definitions) of the SCAF Agreement, and all references thereto throughout the SCAF Agreement, shall, in each case, be deleted in their entirety.

(c)The following defined term shall be added in correct alphabetical order to Section 1 (Definitions) of the SCAF Agreement:

“Assignment, Assumption and Amendment Agreement” means that certain Assignment, Assumption and Amendment Agreement, dated as of July 1, 2015, among INTL FCStone Partners L.P. (formerly known as G.X. CLARKE & CO.), the Customer and JPMCB.”
“FOCUS Report” means a Financial and Operational Combined Uniform Single Report required to be filed on a quarterly basis with the SEC or FINRA, or any report that is required in lieu of such report.
(d)Each of the definitions of “Commitment Amount”, “Commitment Termination Date”, “Net Capital” and “Total Ownership Equity” in Section 1 (Definitions) of the SCAF Agreement shall be amended and restated in its entirety and shall be and read as follows, respectively:

(i)	“Commitment Amount” means $35,000,000 as such amount may be changed from time to time pursuant to Section 5(d) of this Agreement.”

(ii)
“Commitment Termination Date” means January 4, 2016; provided that, the Commitment Termination Date may be further extended upon the execution of a written instrument by JPMCB and the Customer subject to terms and conditions specified by JPMCB in its sole discretion.”

(iii)	“Net Capital” means Net Capital as computed in accordance with Rule 15c3-1 under the Exchange Act or any successor rule in effect.

(iv)
“Total Ownership Equity” means the total ownership equity of the Customer and its consolidated subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that, at JPMCB’s sole discretion, “Total Ownership Equity” as reported in the Customer’s most recent

FOCUS Report may be deemed to have been determined on a consolidated basis in accordance with GAAP.

(e)Section 13(g) (Conditions Precedent to this Agreement) of the SCAF Agreement shall be amended and restated in its entirety and shall be and read as follows:

“the financial statements and FOCUS Reports referenced in Section 15(i) of this Agreement;”
(f)Section 15(i) (Representations and Warranties) of the SCAF Agreement shall be amended and restated in its entirety and shall be and read as follows:

“the Customer has heretofore furnished to JPMCB its (i) annual audited financial statements for the fiscal year ended September 30, 2014, (ii) its FOCUS Reports for the fiscal quarter ended December 31, 2014 and March 31, 2015 and (iii) financial statements giving pro forma effect to the Merger Transactions (as defined in the Assignment, Assumption and Amendment Agreement). Such annual audited financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Customer and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes. Such FOCUS Reports are correct and complete in all material respects and conform in all material respects to the applicable Exchange Act requirements and SEC rules and regulations;”
(g)Section 16(g) (Covenants) of the SCAF Agreement shall be amended and restated in its entirety and shall be and read as follows:

“shall at all times maintain: (i) Total Ownership Equity of not less than $180,000,000.00 and (ii) Net Capital of not less than $100,000,000.00;”
(h)Section 16(h) (Covenants) of the SCAF Agreement shall be deleted in its entirety and replaced with the following:

“[RESERVED]”
(i)Section 16(i) (Covenants) of the SCAF Agreement shall be deleted in its entirety and replaced with the following:

“shall deliver or cause to be delivered to JPMCB:

(i)
as soon as available, but in any event not later than 90 days after the end of each fiscal year of the Customer, the Customer’s audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such financial statements present fairly in all material respects the financial position and results of operations of the Customer and its consolidated subsidiaries on a consolidated basis in accordance with GAAP;

(ii)
as soon as available, but in any event not later than 45 days after the end of each of the first three fiscal quarters of the Customer, the Customer’s FOCUS Report for such fiscal quarter, which report shall be true and complete in all material respects;

(iii)	as soon as available, but in any event not later than 30 days after the end of each month, the Customer’s FOCUS Report for such month;

(iv)
concurrently with any delivery of financial statements or a FOCUS Report under clause (i) or (ii) above, a certificate of a Financial Officer (A) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (B) setting forth reasonably detailed calculations demonstrating the Customer’s compliance with paragraph (g) of this Section; and

(v)
promptly following any reasonable request therefor, such other information regarding the operations, business affairs and financial position of the Customer, or compliance with the terms of this Agreement, as JPMCB may reasonably request;”

(j)Section 17(a) (xv) (Events of Default) shall be deleted in its entirety and replaced with the following:

“[RESERVED]”.
Section 6. Effectiveness. The effectiveness of this Agreement (including, without limitation, the amendments to the SCAF Agreement set forth in Section 5 above) is subject to JPMCB’s receipt of the following in form and substance satisfactory to JPMCB and its counsel (the date on which all of the following shall have been received by JPMCB (or receipt shall have been waived by JPMCB in its sole discretion), the “Agreement Effective Date”):

(a)    a counterpart of this Agreement signed on behalf of each Party hereto (which may include telecopy or electronic transmission of a signed signature page of this Agreement);

(b)    a favorable written opinion (addressed to JPMCB and dated the date hereof) of counsel for the New Customer;

(c)    corporate resolutions of the New Customer authorizing the Transactions;

(d)    a certificate, dated the date hereof, signed by a Financial Officer, confirming that (i) the Merger Transactions have been consummated, (ii) the representations and warranties of the New Customer set forth in the SCAF Agreement (as amended hereby) are true and correct as of the date hereof (after giving effect to the Merger Transactions) and (iii) as of the date hereof (after giving effect to the Merger Transactions), no Default has occurred or is continuing under the SCAF Agreement (as amended hereby);

(e)    (i) the financial statements and FOCUS Reports referred to in Section 5(f) of this Agreement, (ii) in respect of the Original Customer, its annual audited financial statements for the fiscal year ended December 31, 2014 and its FOGS Report for the fiscal quarter ended March 31, 2015 and (iii) in respect of FCStone LLC, its annual audited financial statements for the fiscal year ended September 30, 2014 and its 1-FR Reports for the fiscal quarter ended December 31, 2014 and March 31, 2015; and

(f)    the documentation and other information requested by JPMCB that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), as requested at least three Business Days prior to the date hereof.

Section 7.Miscellaneous.

(a)    The New Customer hereby agrees to deliver (i) within 2 Business Days of the date hereof, written notice to JPMCB that each of the merger certificates in respect of the Merger Transactions have been filed in each of the applicable jurisdictions for such filings and (ii) within 30 calendar days of the date hereof, to JPMCB copies of each accepted merger certificate in respect of the Merger Transactions. Failure by the New Customer to comply with this Section 7(a) shall constitute an Event of Default under Section 17(a)(v) of the SCAF Agreement (as amended hereby).

(b)    Reserved.

(c)    This Agreement may be executed and delivered in counterparts (through facsimile transmission or otherwise in writing), each such counterpart shall be deemed an original and all such counterparts, together, shall constitute a single agreement.

(d)    This Agreement constitutes the entire agreement of the Parties with respect to its subject matter and supersedes all oral communications and prior writings with respect thereto. Upon the occurrence off the Agreement Effective Date, the SCAF Agreement shall be modified and amended in accordance with the terms of Section 5 above and shall continue in full force and effect.

(e)    This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York without giving effect to the conflict of laws principles thereof, except that the foregoing shall not reduce any statutory right to choose New York law or forum.

(f)    This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns

(g)    The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

JPMORGAN CHASE BANK, NA

By:     /s/ Leo Lai
Name:     Leo Lai
Title:    Executive Director
JPMorgan Chase

INTL FC STONE PARTNERS L.P.

By:     /s/ Bernard Spanger
Name:    Bernard Spanger
Title:        Co-CEO

INTL FCSTONE FINANCIAL INC.

By:     /s/ Charles M. Lyon
Name:    Charles M. Lyon
Title:        CEO

[Signature Page to Assignment, Assumption and Amendment Agreement]